UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 16, 2008
Date of Report (Date of earliest event reported)

PEERLESS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-21287 (Commission File Number)	95-3732595 (IRS Employer Identification Number)

2381 Rosecrans Avenue
El Segundo, CA 90245
(Address of principal executive offices) (Zip Code)
(310) 536-0908
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On September 18, 2008, Peerless Systems Corporation (the “Company”) issued a press release announcing second quarter earnings for the quarter ended July 31, 2008. A copy of the press release is attached as Exhibit 99.1 to this Report.

The information in this Item 2.02 and the exhibit attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Report.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In light of the fact that the Company was unable to furnish the certifications of the Company's principal executive officer for the Quarterly Report on Form 10-Q for the period ended July 31, 2008, the Company has appointed William R. Neil, the Company’s Chief Financial Officer, to perform the same functions as the Company’s principal executive officer, including the certification of the Form 10-Q.

There is no arrangement or understanding between Mr. Neil and any executive officer or director of the Company pursuant to which he was selected as an officer. There are no family relationships among Mr. Neil and any of the Company’s executive officers or directors. Further, there are no transactions involving the Company and Mr. Neil which would be reportable pursuant to Item 404(a) of Regulation S-B promulgated under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
99.1	Press release dated September 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERLESS SYSTEMS CORPORATION

Date: September 18, 2008	By:	/s/ William Neil
Name: William Neil Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release dated September 18, 2008.